UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Compensation

On June 29, 2015, FHFA approved the participation of Donald H. Layton, Freddie Mac’s chief executive officer (CEO), in the company’s Executive Management Compensation Program (EMCP), effective July 1, 2015. As a result, Mr. Layton is, like Freddie Mac’s other named executive officers, eligible to receive Fixed and At-Risk Deferred Salary in addition to Base Salary. FHFA also approved the components of Mr. Layton’s Target Total Direct Compensation (Target TDC) under the EMCP, as set forth in the table below.

Annual Base Salary	Annual Fixed Deferred Salary	Annual Target At-Risk Deferred Salary	Annual Target TDC
$750,000	$2,050,000	$1,200,000	$4,000,000

The table below sets forth Mr. Layton’s compensation for 2015 after giving effect to this change effective July 1.

Component of 2015 Compensation	Amount	When Earned	When Paid
Base Salary	$300,000	First Half of 2015	First Half of 2015
Base Salary	$375,000	Second Half of 2015	Second Half of 2015
Fixed Deferred Salary	$1,025,000	Second Half of 2015	Second Half of 2016
Target At-Risk Deferred Salary	$600,000	Second Half of 2015	Second Half of 2016

For additional information about Freddie Mac’s EMCP, see “ITEM 11 — EXECUTIVE COMPENSATION” and “ITEM 9B — OTHER INFORMATION — Executive Management Compensation Program” in the Form 10-K filed on February 19, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: July 1, 2015